EXHIBIT 12

                                                                                                  Nine Months Ended
                                                           Years ended December 31,                 September 30,
                                               ------------------------------------------------- ----------------------
                                                1994     1995     1996     1997       1998        1998       1999
                                               ------------------------------------------------- ----------------------
Actual ratio of earnings to fixed charges:

Income before income taxes                      75,485   76,713    92,103  61,514        60,214   41,024        75,528
Add fixed charges:
   Interest expense                             12,281    8,891    10,091  13,615        15,298   11,990         7,673
   Amortization of deferred financing fees           -        -         -      70           150      112           116
                                               ------------------------------------------------- ----------------------
         Total earnings as defined              87,766   85,604   102,194  75,199        75,662   53,126        83,317

Fixed charges:
   Interest expense                             12,281    8,891    10,091  13,615        15,298   11,990         7,673
   Amortization of deferred financing fees           -        -         -      70           150      112           116
                                               ------------------------------------------------- ----------------------
       Total fixed charges as defined           12,281    8,891    10,091  13,685        15,448   12,102         7,789

                                               ------------------------------------------------- ----------------------

ACTUAL RATIO OF EARNINGS TO FIXED CHARGES         7.15     9.63     10.13    5.49          4.90     4.39         10.70
                                               ================================================= ======================


                                                                                                            Pro forma
                                                                                     Pro forma             Nine months
                                                                                    Year ended                ended
                                                                                   December 31,           September 30,
                                                                                       1998                   1999
                                                                                     Adjusted               Adjusted
                                                                                  --------------         --------------
Pro forma ratio of earnings to fixed charges:

Income before income taxes                                                               62,921                 76,149
Add fixed charges:
  Interest expense                                                                       11,871                  6,512
  Amortization of deferred financing fees                                                   870                    656
                                                                                  --------------         --------------
         Total earnings as defined                                                       75,662                 83,317

Fixed charges:
  Interest expense                                                                       11,871                  6,512
  Amortization of deferred financing fees                                                   870                    656
                                                                                  --------------         --------------
      Total fixed charges as defined                                                     12,741                  7,168

                                                                                  --------------         --------------

PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES                                               5.94                  11.62
                                                                                  ==============         ==============